UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2024

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana		46222
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ALSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2024, Allison Transmission Holdings, Inc. (the “Company”) held its annual meeting of stockholders (the “annual meeting”). At the annual meeting, the Company’s stockholders approved the Allison Transmission Holdings, Inc. 2024 Equity Incentive Award Plan (the “2024 Plan”). The 2024 Plan is an amendment and restatement of the Allison Transmission Holdings, Inc. 2015 Equity Incentive Award Plan (the “2015 Plan”), which was scheduled to expire during 2025. The 2024 Plan, among other things:

•

Authorizes the issuance of 3,850,000 shares of the Company’s common stock for future awards under the 2024 Plan, which represents a decrease from the approximately 5,617,016 shares that were available for future awards under the 2015 Plan as of March 11, 2024;

•	Extends the term of the 2015 Plan to March 19, 2034; and

•

Removes certain provisions which were otherwise required for awards to qualify as performance-based compensation under an exception to Section 162(m) of the Internal Revenue Code of 1986, as amended, prior to its repeal.

The 2024 Plan was approved by the Compensation Committee of the Company’s Board of Directors on March 19, 2024, and the Company’s Board of Directors approved the 2024 Plan on March 19, 2024, subject to stockholder approval of the 2024 Plan at the annual meeting.

The foregoing description of the 2024 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2024 Plan, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 8, 2024, the Company held its annual meeting. At the annual meeting, stockholders took the following actions:

•	elected ten directors for one-year terms ending at the 2025 annual meeting of stockholders (Proposal 1);

•	ratified the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for 2024 (Proposal 2);

•	approved the 2024 Plan (Proposal 3); and

•	approved, in an advisory, non-binding vote, the compensation paid to the Company’s named executive officers (Proposal 4).

The vote tabulation for each proposal follows:

Proposal 1 – Election of Directors.

NOMINEES	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Judy L. Altmaier	74,750,968	1,374,985	29,190	4,007,075
D. Scott Barbour	75,194,143	925,104	35,896	4,007,075
Philip J. Christman	75,227,365	898,769	29,009	4,007,075
David C. Everitt	71,622,411	4,503,009	29,723	4,007,075
David S. Graziosi	73,141,016	2,835,355	178,772	4,007,075
Carolann I. Haznedar	74,092,169	2,034,465	28,509	4,007,075
Richard P. Lavin	58,446,329	17,679,785	29,029	4,007,075
Sasha Ostojic	75,648,296	478,533	28,314	4,007,075
Gustave F. Perna	73,638,038	2,487,608	29,497	4,007,075
Krishna Shivram	75,556,760	570,845	27,538	4,007,075

Proposal 2 – Ratification of Appointment of PwC.

FOR	AGAINST	ABSTAIN
78,406,667	1,724,330	31,221

Proposal 3 – Approval of the 2024 Plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
72,171,724	3,919,062	64,357	4,007,075

Proposal 4 – Advisory Vote on Executive Compensation.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
73,113,634	2,965,883	75,626	4,007,075

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit Number	Description

10.1	Allison Transmission Holdings, Inc. 2024 Equity Incentive Award Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: May 10, 2024	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Secretary